UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : March 11, 2005 (March 10, 2005)

Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas	77081
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-796-8822

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

     See Item 2.03, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

     On March 11, 2005, Encysive Pharmaceuticals Inc. (the “Company”) announced that it had entered into a purchase agreement with initial purchasers relating to the private placement of $115 million aggregate principal amount of its 2.50% Convertible Senior Notes due 2012. The notes will bear interest at a rate of 2.50% per annum and be convertible into the Company’s common stock at an initial conversion rate of 71.7077 shares of common stock per $1,000 principal amount of notes, subject to adjustment (equivalent to a conversion price of approximately $13.95 per share). The Company may redeem the notes on or after March 20, 2010 if the Company’s common stock trades above 140% of the conversion price for a specified period. Upon the occurrence of certain designated events prior to the maturity of the notes, subject to specified exceptions, investors will have the right to require the Company to redeem the notes. The offering is expected to close on March 16, 2005. A copy of the press release announcing the purchase agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

     See Item 2.03, which is incorporated herein by reference.

     The Company expects to receive approximately $111.0 million in proceeds (approximately $125.6 million if the initial purchasers’ option is exercised in full) after deducting the initial purchasers’ discount of approximately $3.7 million and estimated offering expenses. The Company intends to use the proceeds of the offering: to fund further clinical development, marketing and pre-launch activities related to Thelin; to fund further its research and development of its product candidates; and for general corporate purposes, including capital expenditures and other working capital requirements. The private placement was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 144A promulgated thereunder.

     The notes are convertible into the Company’s common stock, initially at the conversion price of approximately $13.95 per share, equal to a conversion rate of approximately 71.7077 shares per $1,000 principal amount of notes, subject to adjustment.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

          None.

(b)     Pro forma financial information.

          None.

(c)     Exhibits.

          99.1      Press release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: March 11, 2005	/s/ Stephen L. Mueller
Stephen L. Mueller
Vice President, Finance and Administration Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release.